BYLAWS OF

                              GOLDCREST CORPORATION


                                    ARTICLE 1

                                 Identification
                                 --------------

     Section 1.01 Name. The name of this corporation is Goldcrest Corporation. The Corporation may conduct operations under such other trade names as the Board of Directors may designate.

     Section 1.02 Seal. The Corporation shall be authorized, but not required, to use a corporate seal, which if used shall be circular in form and contain the name of the Corporation and the words "Corporate Seal". The corporate seal shall be affixed by the Secretary upon such instruments or documents as may be deemed necessary. The presence or absence of such seal on any instrument shall not, however, affect its character or validity or legal effect in any respect.

     Section 1.03 Offices. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

     The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

     Section 1.04 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise established by the Board of Directors.


                                    ARTICLE 2

                                  Capital Stock
                                  -------------

     Section 2.01 Consideration for Shares. Except as otherwise permitted by law, the Capital Stock having par value may be issued for such consideration, expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

     Except as otherwise permitted by law, Capital Stock without par value may be issued for such consideration as may be fixed by the Board of Directors, all of which consideration shall constitute stated capital unless prior to or within sixty (60) days after issuance the Board of Directors allocates to capital surplus a portion, but not all, of such consideration.

     Section 2.02 Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services already performed for the Corporation.

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When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation. In absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     Section 2.03 Certificate Representing Shares. The certificates of stock of the Corporation shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each holder of the Capital Stock of the Corporation shall be entitled to a certificate exhibiting the holder's name and number of shares and signed by the President or a Vice President and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where any such certificate is signed by a transfer agent the signature of either or both of such officers may be facsimile, engraved or printed. Each certificate shall have noted thereon any restriction on voting or transferability or any preference or call provision.


                                    ARTICLE 3

                            Meetings of Shareholders
                            ------------------------

     Section 3.01 Place of Meeting. Meetings of the shareholders of the Corporation shall be held in the City of Los Angeles, State of California, or at such other place as shall be determined by the Board of Directors.

     Section 3.02 Annual Meeting. The annual meeting of the shareholders shall be held within 90 days after the close of the fiscal year of the Corporation, at which annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. Failure to hold the annual meeting within the designated time shall not work a forfeiture or dissolution of the Corporation. As permitted by the Certificate of Incorporation and Article 7 of these Bylaws, the shareholders may take action by consent in lieu of the annual meeting.

     Section 3.03 Special Meetings. Special meetings of the shareholders may be called by the President and shall be called by the Secretary or any other officer at the request in writing of a majority of the Board of Directors or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting. Any written request for a meeting shall state the purpose or purposes of the proposed meeting and no action other than that specified in the notice may be considered.

     Section 3.04 Notice of Meetings - Waiver. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten, nor more than forty, days before the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. Waiver by a shareholder in writing or by telegram of notice of a shareholders' meeting, signed by him, whether before or after the time of the meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of the meeting.

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     Section 3.05 Record Date. In determining the shareholders entitled to notice of and to vote at any annual or special meeting of shareholders, the stock transfer books of the Corporation shall not be closed, but in lieu thereof the Board of Directors shall fix a date no less than ten nor more than sixty days before any such meeting as a record date and only the shareholders whose names appear on the stock transfer books at the close of business on that date shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

     Section 3.06 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

     Section 3.07 Proxies and Voting. Unless otherwise provided by the Certificate of Incorporation, each shareholder entitled to notice of and to vote at a meeting of shareholders shall be entitled to one vote for each share of Capital Stock standing in his name on the transfer books of the Corporation on the record date fixed for such meeting. A shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     Section 3.08 Shareholder List. The Secretary of the Corporation shall produce at each meeting of shareholders a list of the shareholders entitled to notice of and to vote at such meeting.

     Section 3.09 Order of Business. Unless otherwise specified by the Chairman of the Board or the chairman of the meeting, the order of business at the annual meeting, and as far as practicable, at all other meetings of the shareholders, shall be (1) calling of roll, (2) proof of due notice of meetings, (3) reading and disposal of any unapproved minutes, (4) annual reports of officers and committees, (5) election of directors, (6) unfinished business, (7) new business and (8) adjournment. The Chairman of the Board shall preside at all meetings of the shareholders and in his absence the President or his designate.


                                    ARTICLE 4

                             The Board of Directors
                             ----------------------

     Section 4.01 General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors. The directors shall in all cases act as a Board and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this state.

     Section 4.02 Number, Qualifications and Tenure. The number of directors of the Corporation shall be a maximum of twelve persons. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

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     The Board of Directors shall be divided into three classes as nearly equal in number as possible. The terms of directors elected in 1992 shall expire as of the annual meeting of shareholders for the years indicated below:

     Class I Directors............................................1993
     Class II Directors...........................................1994
     Class III Directors..........................................1995

Upon expiration of the initial term specified for each class of directors, their successors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an equality in number is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

     Section 4.03 Removal of Directors. Directors may be removed from office at any time for cause by a majority vote of the shareholders at their annual meeting, or at a special meeting called for the purpose, and may be removed for cause at any time by a majority of the Board of Directors at its annual meeting, or at a special meeting called for the purpose.

     Section 4.04 Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which directors have been chosen and until their successors are elected and qualified.

     Section 4.05 Place of Meeting. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Delaware at such place as shall be designated by the Board of Directors and stated in the notice of the meeting.

     Section 4.06 Annual and Regular Meetings. Subject to the authority of the Board to take action by consent as permitted by the Certificate of Incorporation immediately after the annual meeting of the shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. Regular meetings shall be held at such time and place as the Board of Directors may determine. No notice of any kind to either old or new members of the Board of Directors for the annual meeting or any regular meeting shall be required.

     Section 4.07 Special Meetings Special meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day immediately preceding the day for the meeting, upon the call of a majority of the Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Special meetings shall be called by the President, any Vice President or the Secretary in a like manner upon the written request of a majority of the Directors. Attendance in person at a special meeting without objection to the notice shall constitute a waiver of notice of the meeting. Notice of any meeting of the Board of Directors may be

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waived orally if confirmed in writing or by telegram signed by the person entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     Section 4.08 Quorum and Voting. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by these Bylaws or by the law.

     Section 4.09 Telephone Conferences. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     Section 4.10 Chairman of the Board. At its annual organization meeting, the Board of Directors shall elect by vote of a majority of the entire Board a Chairman of the Board who shall preside at all meetings of the Board.

     Section 4.11 Committees. The Board of Directors, by resolution adopted by a majority of the Directors, may designate and appoint an Executive Committee or other committees from its members and may delegate to such Committee or committees such authority as is consistent with these Bylaws and permitted by law.


                                    ARTICLE 5

                                  The Officers
                                  ------------

     Section 5.01 Officers. The officers of the Corporation shall consist of a President and Secretary and, as deemed appropriate by the Board of Directors, one or more Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. Officers need not be Directors or shareholders of the Corporation.

     Section 5.02 Vacancies. Vacancies occurring in any office shall be filled by the Board of Directors at any regular or special meeting.

     Section 5.03 The President. The President shall be the chief executive officer and have active executive management and supervision of the operations of the Corporation. He shall perform such duties as these Bylaws provide or the Board of Directors may prescribe or his capacity as chief executive officer by custom may provide.

     Section 5.04 The Vice President. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the executive powers and required to perform all the duties of that portion or area

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of responsibility of the President in the event the President is not able to perform his functions and shall perform such other duties as may be prescribed by the Board of Directors. Each Vice President shall report to the President or his delegate who shall be responsible for the Vice President's actions.

     Section 5.05 The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the Corporation. He shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes or these Bylaws, to execute legal documents binding the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

     Section 5.06 The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition and results of operation of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition and results of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board Directors.

     Section 5.07 Other Officers. The duties of other officers elected by the Board of Directors shall be such as are customary to their respective offices and as shall be given them by the President.


                                    ARTICLE 6

                             Special Corporate Acts
                             ----------------------


Section 6.01

A. Any Business Combination Transaction (as defined in Section 6.01.B(3) below) shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B.   For the purposes of this Article 6:

     (1) "Affiliate" of "Associate" shall have the respecttive meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act'), as in effect on December 31, 1985.

     (2) "Beneficial owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1985.

     (3)  "Business Combination Transaction" shall mean:

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          (a)  any merger or consolidation of the Corporation or any Subsidiary with (i) an Interested Stockholder or (ii) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder: or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than 10% of the total assets of the Corporation as reported in the consolidation balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

          (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 10% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates.

     (4) "Continuing Directors" means (a) any member of the Board of Directors of the Corporation who (i) is neither the Interested Stockholder involved in the Business Combination Transaction as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (ii) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder, and (b) any successor of a Continuing Director described in clause (a) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

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     (5)  "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, in the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (6) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

          (a) is or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner, directly or indirectly, of 15% or more of the voting power of the then outstanding Voting Stock of the Corporation; or

          (b) is an Affiliate of the Corporation and at any time within the three-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 15% or more of the voting power of the outstanding Voting Stock of the Corporation; or

          (c) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner, directly or indirectly, at any time within the threeyear period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

     (7) A "Person means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to
          Section 14(d)(2) of the Exchange Act.

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     (8)  "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (a) a majority of the outstanding shares of equity securities of such corporation, or (b) shares having a majority of the voting power represented by all of the outstanding Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of Article 6.01(B)(6), shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.

     (9) "Voting Stock" shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

C. The provisions of Article 6.01(A) shall not be applicable to any particular Business Combination Transaction, and shall require only such affirmative vote of the stockholders, if the conditions specified in either of the following paragraphs (1) and (2) are met:

     (1) The Business Combination Transaction shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

     (2)  All of the following conditions shall have been met:

          (a) With respect to each share of each class of outstanding Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination Transaction (the "Consummation Date"), cash and consideration, in the form specified in Article 6.01(C)(2)(b) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

               (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to which the Business Combination Transaction relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination Transaction (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii) the Fair Market Value per share of such class Voting Stock of the Corporation on the Announcement Date; and

               (iii) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

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          (b)  The consideration to be received by holders of a particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in Article 6.01(C)(2)(a) hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted, in whole or in part, of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made in varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

          (c) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date: (i) there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation, if any, except as approved by the affirmative vote of a majority of the Continuing Directors; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (iii) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (d) After such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except protionately as shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

          (e) A proxy or information statement describing the proposed Business Combination Transaction and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subquent provisions replacing such Act, Rules or Regulations) shall be mailed to the shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

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D.   A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 6, including, without limitation, (1) whether a Person is an Interested Stockholder, (2) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the requirements of Article 6.01 (C)(2) have been met with respect to any Business Combination Transaction, and (5) whether the assets which are the subject of any Business Combination Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination Transaction constitutes not less than 5% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 6.

E. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law. The fact that any Business Combination Transaction complies with the provisions of Article 6.01(C) shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such BusinessCombination Transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination Transactions.

     6.02 In evaluating a Business Combination Transaction (as defined in
Article 6.01 above) or a tender or exchange transaction and other acquisition proposal, the Board of Directors in determining what is in the best interest of the Corporation, may consider, among others, the following factors:

     (a) the financial aspects of the offer, the long-term interests of the Corporation's shareholders, the present and historical market value of the Corporation's shares and the premiums paid in other relevant transactions,the liquidation value of the Corporation's assets and component operations, the prospects of the Corporation, and (to the extent estimable) its stock on a goingconcern basis over the subsequent several years;

     (b) the prospects for obtaining and methods of achieving a better offer, such as seeking other bids, pursuing negotiating strategies (which may include defensive tactics), and partial or total liquidation;

     (c) the impact, if the offer is partial or two-tier, on the remaining shareholders and on the prospects of the Corporation in the event the offer is successful;

     (d) the value and investment attributes of the noncash consideration if the offer involves consideration other than cash;

     (e) the potential of the offer (if partial or two-tier), including the offeror's competence, experience, integrity, management, reputation and financial condition; an

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     (f)  legal and regulatory matters, or other considerations that could impede or prevent the transaction's consummation:

     (g) the effect of the transaction on the Corporation's (and its Subsidiaries') customers, including policyholders, suppliers and employees; and

     (h)  local community interests.

     Section 6.03 The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election ofdirectors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with any provision of Article 6 hereof, unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is delcared advisable by the Board of Directors by the affirmative vote of (A) two-thirds of the entire Board of Directors and (B) a majority of the Continuing Directors (as defined herein).

     Section 6.04 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To adopt, amend or repeal the Bylaws of the Corporation by vote of a majority of the members of the Board of Directors, but any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders of the Corporation;

     (b) To distribute to the shareholders of the Corporation out of capital surplus of the Corporation a portion of its assets, in cash or property, subject to the requirements of law, and such distribution is expressly permitted without the vote of the shareholders;

     (c) To cause the Corporation to make purchases of its shares, directly or indirectly, to the extent of unreserved and unrestricted earned surplus available therefor, without the vote of the shareholders:

     (d) If at any time the Corporation has more than one class of authorized or outstanding stock, to pay dividends in shares of any class to the holders of shares of any class, without the vote of the shareholders of the class in which the payment is to be made; and

     (e) To take any action which the Board of Directors is required or permitted to take without a meeting by written consent, setting forth the action so taken, signed by all of the directors entitled to vote thereon.

                                    ARTICLE 7

                             Action Without Meeting
                             ----------------------

     Any action which properly may be taken by the directors, shareholders or subscribers before there are shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

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                                    ARTICLE 8

                                 Indemnification
                                 ---------------

     The Corporation shall indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the Corporation or served at its request as a director or officer of the Corporation or served at its request as a director or officer of another Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the full extent permitted by the General Corporation law of Delaware. Promptly after receipt by a party to be indemnified under this section of notice of the commencement of any such suit or proceeding, such party will, if a claim in respect thereof is to be made against this Corporation, notify the Corporation of the commencement thereof. This Corporation shall be entitled to participate at its own expense in the defense or to assume the defense of any such suit or proceeding. In the event this Corporation elects to assume the defense of any such suit or proceedings, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the party to be indemnified and the party to be indemnified shall bear the fees and expenses of any additional counsel retained by him.


                                    ARTICLE 9

                                   Amendments
                                   ----------

     Unless provisions within these Bylaws expressly state otherwise, these Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding stock at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, provided, however, that if any shareholder or Director, as the case may be, should object to the consideration of any proposed amendment, the proposal may not be voted upon unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which such objecting shareholder or Director is entitled to vote. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The Board is without authority to amend this Article 9.



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